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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Kitty Hawk, Inc. Amended and Restated Annual Incentive Compensation Plan and to the incorporation by reference therein of our report dated June 28, 1996, with respect to the consolidated financial statements of Kitty Hawk, Inc. included in its Registration Statement on Form S-1 (No. 333-8307), filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Dallas, Texas
October 31, 1996